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                                                                   Exhibit 99.2

DANKA PRESS RELEASE
WORLD-CLASS PRODUCTS.  WORLD-CLASS SERVICE.


FOR IMMEDIATE RELEASE                                         WILLIAM T. FREEMAN
                                                                    813-576-6003

DECEMBER 12, 1996                                                 PAUL G. DUMOND
                                                             011-44-171-603-1515


                   DANKA SHAREHOLDERS APPROVE ACQUISITION OF
                    EASTMAN KODAK'S OFFICE IMAGING BUSINESS


Danka Business Systems PLC (NASDAQ: DANKY) announces that the Ordinary Resolution to approve the Company's acquisition of Kodak's Office Imaging business was passed by the Company's shareholders at the Extraordinary General Meeting held on December 11, 1996. As previously announced, Danka entered into an agreement to acquire the sales, marketing, and equipment service operations of Kodak Office Imaging business, as well as Kodak's facilities management business known as Kodak Imaging Services. Kodak will retain its manufacturing and research and development functions supporting the Office Imaging business. In connection with a related supply agreement, Danka and Kodak will enter into a strategic alliance whereby Kodak will supply high-volume copiers and printers to the Company, making Danka the principal distributor of Kodak branded office copiers and printers worldwide.


11201 Danka Circle North                                   107 Hammersmith Road
St. Petersburg, FL 33716                                London, England W14 OQH